EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

I, Kenneth P. Wilcox, certify that, to my knowledge, the amended Quarterly Report of SVB Financial Group on Form 10-Q/A for the quarterly period ended March 31, 2005, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: December 28, 2005	/s/ KENNETH P. WILCOX
Kenneth P. Wilcox
President and Chief Executive Officer
(Principal Executive Officer)

I, Jack F. Jenkins-Stark, certify that, to my knowledge, the amended Quarterly Report of SVB Financial Group on Form 10-Q/A for the quarterly period ended March 31, 2005, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: December 28, 2005	/s/ JACK F. JENKINS-STARK
Jack F. Jenkins-Stark
Chief Financial Officer
(Principal Financial Officer)